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                        SECURTIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    Form 8-K

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report October 15, 2004

                                  EPIXTAR CORP.
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               (Exact name of Registrant as specified in charter)


Florida                          011-15499                     55-0722193
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(State or Other             (Commission File No.)             (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)

                  11900 Biscayne Blvd., , Miami, Florida 33181
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                    (Address of principal executive officers)

                                  305-503-8600
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                                   (Telephone)



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ITEM  2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN INDIRECT
               OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT


On October 15 2004 , as an initial sale pursuant to a private placement described below, we and our wholly subsidiary Voxx Corporation sold $550,000 principal amount of a Joint 5% Unsecured Subordinated Convertible Promissory Notes due May 2007.Voxx is the holding company for our subsidiaries that are operating our contact center business, or business process outsourcing ("BPO"). We contemplate that Voxx will be a public company either through a public offering or a spin-off ("Voxx Public Transaction") but there is no assurance any transaction will occur. If either of these transactions is consummated, then the outstanding Notes will automatically convert, at the conversion price set forth in the form of Note attached hereto as an Exhibit to this report, into shares of Voxx common stock. Prior to any consummation of a Voxx Public Transaction each Note holder may convert their entire Note (but not a portion thereof) into shares of our common stock (i) at any time prior to the one year anniversary date of the initial issuance of Notes (the"One Year Anniversary Date") at a conversion price equal to the thirty trading day period immediately preceding the date of conversion but not less than $2.25 and (ii) at any time following the One Year Anniversary Date at a fixed conversion price equal to the greater of (A) a twenty-five percent discount to the volume weighted-average price of the our common stock for the thirty trading day period immediately preceding the One Year Anniversary Date and (B) $1.00.

The Notes are subordinate in all respects to our senior debt. Interest is paid semiannually and the interest rate under the Notes shall increase to ten percent if a Voxx Public Transaction does not occur prior to the One Year Anniversary Date.The Note contains restrictions on our abilty to effect future debt financing and declare dividends and other matters. Subject to the subordination provisions of the Note, the Note is accelerated upon a change of conrol or default of payment and other provisions of the Note.


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The notes are part of Units that are currently being offered in a private placement for a maximum gross proceeds of $ 13,800,000. In addition to the note each Unit consists of the right to receive in the future (i) warrants to purchase our Common Stock and/or (ii) warrants to purchase Common Stock of Voxx. If Voxx consummates a Voxx Public Transaction then any unexercised warrants to acquire shares of our common stock expires and the number of Voxx warrants to each holder may be adjusted to reflect any prior exercise of warrants to acquire our common stock.

The securities sold have not been registered under the Securities Act of 1933 nor will the securities offered be registered These securities may not be offered or sold in the United States by the Investors absent registration under the Securities Act of 1933 or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy any of our securities.

For a more complete description of the terms of the agreements and other instruments delivered in connection with the initial closing of the Placement, reference is hereby made to the Exhibits attached to this report.




ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.


Reference is made to ITEM 2.03 Creation of a Direct Financial Obligation or an Indirect Obligation under an Off-Balance Sheet Arrangement of Registrant for a description of our and our subsidiary's current debt offering.

The Placement is being made solely to accredited investors without any general advertisement or solicitation and all of the securities issued or issuable therein have or will contained an appropriate restrictive legend. upon an exemption from registration under the Securities Act of 1933, as amended, provided under Regulation D promulgated thereunder. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.


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SECTION 9-  FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are attached hereto.





(i)      Exhibit 4.12.1 Form of Joint 5% Unsecured Subordinated Convertible
                        Promissory Note

(i)      Exhibit 4.12.2 Form of Subscription Agreement for
                        Joint Note Offering


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                                    SIGNATURE

         Pursuant to the requirements of the Signature and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2004

                                             EPIXTAR CORP.
                                             (Registrant)







                                          By: /s/ David Srour
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                                              David Srour
                                              Chief Executive Officer


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